UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 4, 2021

NexTier Oilfield Solutions Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37988	38-4016639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd
Houston,	Texas	77042
(Address of Principal Executive Offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
39006448

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement

On August 4, 2021, NexTier Completion Solutions Inc., a Delaware corporation (“NCS”), and NexTier Oilfield Solutions Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Alamo Frac Holdings, LLC, a Texas limited liability company (“Holdings”), Alamo Pressure Pumping, LLC, a Texas limited liability company (“APP”), and the Owner Group (as defined in the Purchase Agreement), pursuant to which NCS will purchase all of the equity interests of APP (the “Acquisition”).

The transaction valuation is approximately $268 million, which includes (i) cash consideration of $100 million (ii) the issuance of 26 million shares of NexTier’s common stock (the “Acquisition Shares”), (iii) the assumption by the Company of certain existing liabilities, including $38 million of equipment obligations, and (iv) $30 million of post-closing services to be provided to Holdings or its affiliates. The Purchase Agreement also provides for potential earn-out payments, pursuant to an earnout agreement to be entered into at closing of the Acquisition (the “Earnout Agreement”), payable in the event APP achieves certain EBITDA levels through year-end 2022, Tier II equipment upgrade payments (determinable following completion of upgrades), and various purchase price adjustments.

The Purchase Agreement provides that, among other things and subject to the terms and conditions of the Purchase Agreement, the Company shall issue the Acquisition Shares necessary to effect the transactions contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement and subject to obtaining third-party consents from the counterparties to certain master lease agreements, the Company shall indirectly assume equipment leases of, among other things, pumps and vehicles, entered into by APP.

The Acquisition was unanimously approved by the Company’s board of directors (the “Board”) following the unanimous recommendation of a special committee of independent members of the Board.

Completion of the Acquisition will be subject to the satisfaction or waiver of customary closing conditions. There can be no assurance that the conditions to closing the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition. The Purchase Agreement contains customary termination rights for each of NCS and Holdings, including, among others, if the consummation of the Acquisition does not occur on or before September 30, 2021. NCS and Holdings made the applicable filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Acquisition on June 23, 2021 based on an executed non-binding letter of intent, and the applicable waiting period expired at 11:59 PM ET on July 23, 2021 without agency contact.

At closing of the Acquisition, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with Holdings, pursuant to which the Company has an obligation to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days of the closing of the Acquisition registering with the SEC the resale of the Acquisition Shares. The Registration Rights Agreement also contains certain lock-up provisions which require Holdings to continue to own (subject to customary exceptions) the following Acquisition Shares:

Lock-up Period	Ownership Requirement	Percentage of Acquisition Shares
90 days post-closing	26 million shares	100%
180 days post-closing	20 million shares	~77%
360 days post-closing	10 million shares	~39%
Thereafter	None	⸻

The above descriptions of the Purchase Agreement, Earnout Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Earnout Agreement and the Registration Rights Agreement, which are filed as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 4, 2021, the Company issued a news release announcing results for the second quarter ending June 30, 2021. A copy of the news release is furnished as Exhibit 99.1 and incorporated into this Item 2.02.

On August 5, 2021, NexTier will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss second quarter 2021 financial and operating results in addition to its Alamo acquisition announcement. Hosting the call will be management of NexTier, including Robert Drummond, President and Chief Executive Officer and Kenny Pucheu, Executive Vice President and Chief Financial Officer. The call can be accessed via a live webcast accessible on the IR Event Calendar page in the Investor Relations section of our website at www.nextierofs.com or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the telephonic replay is 10158270 and will be available until August 12, 2021. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call..

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

As described above, pursuant to the terms and subject to the conditions of the Purchase Agreement, at the closing, the Company will issue the Acquisition Shares as partial consideration for the Acquisition. The Acquisition Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(a)(2) thereof. In connection with such issuance, the Company has granted Holdings registration rights requiring the Company to register with the SEC the resale of the Acquisition Shares as described above.

The disclosure relating to the Acquisition Shares in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 4, 2021 the Company issued a press release announcing the Acquisition. A copy of such press release is furnished with this report as Exhibit 99.2 and incorporated herein by reference.

On August 4, 2021, the Company posted an investor presentation regarding the Acquisition on its website at www.nextierofs.com, a copy of which is furnished as Exhibit 99.3 hereto.

The Company expressly disclaims any obligation to update the presentation materials or any other information posted on or available through its website, and cautions that the information set forth therein is only accurate as of the date indicated in such materials. The inclusion of any data or statements in the presentation materials (or available on or through the Company’s website) does not signify that such information is considered material.

The presentation contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those discussed in any forward-looking statement because of various factors, including those described in the presentation and under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The information in this Item 7.01, including Exhibit 99.2 and Exhibit 99.3, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit Number	Description

2.1*	Purchase Agreement, dated August 4, 2021
10.1*	Form of Earnout Agreement
10.2*	Form of Registration Rights Agreement
99.1*	Acquisition News Release dated August 4, 2021
99.2*	Earnings News Release dated August 4, 2021
99.3*	Investor Presentation dated August 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTIER OILFIELD SOLUTIONS INC.
Dated: August 4, 2021	/s/ KEVIN MCDONALD
Name: Kevin McDonald
Title: Executive Vice President, Chief Administrative Officer & General Counsel